UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	October 1, 2018

Marina Biotech, Inc.

(Exact name of registrant as specified in its charter)

Delaware	000-13789	11-2658569
(State or other jurisdiction	(Commission	(I.R.S. Employer
of incorporation)	File Number)	Identification No.)

17870 Castleton Street, Suite 250 City of Industry, CA	91748
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:	626-964-5788

N/A

Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter)

Emerging growth company [  ]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. [  ]

Item 1.01 Entry into a Material Definitive Agreement.

On October 1, 2018, Marina Biotech, Inc. (the “Company”) entered into an Omnibus Settlement Agreement (the “Settlement Agreement”) with Vuong Trieu, Ph.D., the former interim Chief Executive Officer, Executive Chairman and Chairman of the Board of Directors (the “Board”) of the Company, Autotelic Inc., Autotelic LLC, Autotelic BIO, Oncotelic, Inc. and LipoMedics, Inc. At the same time, and in connection therewith, the Company also entered into an Agreement and Release with each of Dr. Trieu and Falguni Trieu (the “Individual Releases”), and it entered into an Agreement and Release with each of Autotelic Inc., Autotelic LLC, Autotelic BIO, Oncotelic, Inc. and LipoMedics, Inc. (collectively, the “Entity Releases”). The Company also delivered a release (the “Company Release”) to Dr. Trieu, Ms. Trieu, Autotelic Inc., Autotelic LLC, Autotelic BIO, Oncotelic, Inc. and LipoMedics, Inc.

Pursuant to the Settlement Agreement, the Company agreed to make a payment to Dr. Trieu in the amount of $10,000 in consideration for Dr. Trieu entering into the Individual Releases between Dr. Trieu and the Company. Dr. Trieu also agreed to sell, and the Company agreed to purchase, from Dr. Trieu for cancellation an aggregate of 500,000 shares of the Company’s common stock (the “Common Stock”) in consideration of an aggregate purchase price of $250,000.

Additionally, each of Dr. Trieu, Autotelic Inc., Autotelic LLC, Oncotelic, Inc. and LipoMedics, Inc. agreed to certain restrictions on sale, transfer or assignment of Common Stock as follows: (i) to refrain from, directly or indirectly, selling, transferring or assigning Common Stock to another person if the aggregate number of shares of such Common Stock would exceed 5% of the Common Stock traded on the relevant trading day, (ii) to refrain from any sale or transfer of Common Stock that would be in violation of any contractual agreement containing restrictions on sales and (iii) to refrain from any sale or transfer in violation of any applicable federal and state securities law or regulation.

Furthermore: (i) the Company and Autotelic Inc. agreed that the Master Services Agreement, dated as of November 15, 2016, by and between the Company and Autotelic Inc., shall be terminated as of October 31, 2018; (ii) the Company and Autotelic BIO agreed that the Term Sheet, entered into as of January 11, 2018, by and between the Company and Autotelic BIO, shall be terminated immediately; (iii) the Company and Oncotelic, Inc. confirmed that the License Agreement, dated July 17, 2017, by and between the Company and Oncotelic Inc. was terminated effective May 15, 2018; and (iv) the Company and Lipomedics, Inc. agreed that the License Agreement, dated as of February 6, 2016, by and between the Company and Lipomedics, Inc. would remain in effect.

Under the Settlement Agreement, the Company and Autotelic LLC agreed with respect to the License Agreement, dated as of November 15, 2016, by and between the Company and Autotelic LLC, that such License Agreement shall continue, provided that Autotelic LLC shall be licensee and have a license to, without representation or warranty, nasal apomorphine and nasal scopolamine and related intellectual property in addition to nasal insulin, and Autotelic LLC shall not be a licensee or have a license to Familial Adenomatous Polyposis (FAP) or CEQ508 (an investigational therapeutic for FAP) and related intellectual property.

Pursuant to the Individual Releases, each of Dr. Trieu and Ms. Trieu, the former Director of Business Development of the Company and the spouse of Dr. Trieu, agreed to release the Company from all claims arising prior to the date of the Release Agreements.

Pursuant to the Entity Releases, each of Autotelic Inc., Autotelic LLC, Autotelic BIO, Oncotelic, Inc. and LipoMedics, Inc. agreed to release the Company from all claims arising prior to the date of the applicable Entity Release.

Pursuant to the Company Release, the Company agreed to release each of Dr. Trieu, Ms. Trieu, Autotleic Inc., Autotelic LLC, Autotelic BIO, Oncotelic, Inc. and LipoMedics, Inc. from all claims arising prior to the date of the Company Release.

Dr. Trieu is: (i) the Chief Executive Officer of Autotelic LLC (which entity also owns approximately 20% of the issued and outstanding shares of common stock of the Company, as well as approximately 19% of the issued and outstanding shares of the common stock of Autotelic BIO); (ii) the Chairman of the Board of Directors of Autotelic Inc.; (iii) the Chairman of the Board of Directors and Chief Operating Officer of LipoMedics Inc.; and (iv) the principal stockholder and Chief Executive Officer of Oncotelic, Inc.

The description of the Settlement Agreement (and of the Individual Releases and Entity Releases attached as exhibits thereto) contained herein is qualified in its entirety by the full text of the Settlement Agreement (and such exhibits), which is attached as Exhibit 10.1 hereto and incorporated herein by reference.

Item 1.02 Termination of a Material Definitive Agreement.

The information set forth under Item 1.01 relating to the termination of the Autotelic BIO term sheet, the Autotelic Inc. Master Services Agreement and the Oncotelic, Inc. license agreement is incorporated by reference herein.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Appointment of Director

On October 1, 2018, the Board appointed Nancy R. Phelan as a director of the Company to fill the vacancy created by the resignation of Dr. Trieu, effective immediately.

Ms. Phelan, age 49, is an accomplished senior executive and thought leader with over 20 years’ success in the healthcare and biotech industries. She is a passionate and compassionate leader of high performing teams with deep expertise in designing effective customer marketing strategies and building commercial capabilities that drive performance.

Since October 2018, Ms. Phelan has served as Chief Business Officer of Innate Biologics, where she is responsible for strategy, business development and operations. Since January 2018, Ms. Phelan has served as an Executive Advisor to Innate Biologics. Innate Biologics is a pioneer in targeting, preventing and treating inflammation. Prior to that, Ms. Phelan served as Senior Vice President, Commercial Growth at Outcome Health, since July 2017. Ms. Phelan has also served since April 2018 as an Independent Board Member for FemmePharma Consumer Healthcare, since August 2018 as an Advisory Board Member for Eved, a software company transforming transparency in the meetings and events industry, and since May 2018 as a member of the Pharma Digital Health Roundtable Steering Committee. From September 2011 until December 2016, Ms. Phelan held roles of increasing responsibility for Bristol-Myers Squibb Company (“BMS”), including Vice President, U.S. Customer Strategy and Operations and Head, Worldwide Commercial Operations. Prior to her time at BMS, from October 2004 until September 2011, Ms. Phelan held leadership roles in global and U.S. marketing at Wyeth, which was acquired by Pfizer Inc. in 2009, including Executive Director in Commercial Development, and established a best in class customer and digital marketing organization. Ms. Phelan received a BA with Honors from Franklin & Marshall College and completed coursework in Villanova University’s MBA program.

Ms. Phelan has no familial relationships with any executive officer or director of the Company. There have been no transactions in which the Company has participated and in which Ms. Phelan had a direct or indirect material interest that would be required to be disclosed under Item 404(a) of Regulation S-K. It is anticipated that Ms. Phelan will participate in the equity and cash compensation programs generally available to members of the Board.

Resignation of Directors and Officers

On October 1, 2018, in connection with the Settlement Agreement, Dr. Trieu resigned as a member of the Board, and of the Board of Directors of each of the Company’s subsidiaries, effective immediately. In addition, and in connection with the continuing reorganization of management following the Company’s recent offerings of its Series E Convertible Preferred Stock and Series F Convertible Preferred Stock, Larn Hwang, Ph.D., the former Chief Scientific Officer of the Company, Mihir Munsif, the former Chief Operating Officer of the Company, and Peter Weinstein, the former Chief Legal Officer of the Company, have resigned as officers of the Company. The Company has contracted with an outside consulting firm to provide Chief Scientific Officer services as required by the Company, it has moved the roles and responsibilities of the Chief Operating Officer to the commercial team, and it anticipates that Mr. Weinstein will continue to provide legal services to the Company through his private practice.

Item 8.01. Other Matters.

The Company issued a press release regarding the appointment of Ms. Phelan as a director of the Company, which press release is attached hereto as Exhibit 99.1, and incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

Exhibit No.	Description

10.1	Omnibus Settlement Agreement, dated as of September 28, 2018, by and among Marina Biotech, Inc., Vuong Trieu, Ph.D., Autotelic Inc., Autotelic LLC, Autotelic BIO, Oncotelic, Inc. and LipoMedics, Inc.

99.1	Press release of Marina Biotech, Inc. dated October 3, 2018.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Marina Biotech, Inc.

October 3, 2018	By:	/s/ Robert C. Moscato, Jr.
	Name:	Robert C. Moscato, Jr.
	Title:	Chief Executive Officer

EXHIBIT INDEX

Exhibit No.	Description

10.1	Omnibus Settlement Agreement, dated as of September 28, 2018, by and among Marina Biotech, Inc., Vuong Trieu, Ph.D., Autotelic Inc., Autotelic LLC, Autotelic BIO, Oncotelic, Inc. and LipoMedics, Inc.

99.1	Press release of Marina Biotech, Inc. dated October 3, 2018.